Establishment of Class B Shares

WHEREAS: The Board of Directors of CoreFunds, Inc. (the "Fund") has been given information supporting the establishment of Class B shares of the Equity, Balanced and Cash Reserve Portfolios of the Fund which will be offered to investors subject to Rule 12b-1 distribution and service fees of up to 1.00% (100 basis points) and a contingent deferred sales charge and which have a conversion feature; and

WHEREAS: The Board of Directors has determined, based upon the information presented, that the establishment of Class B Shares is in the best interests of the Equity and Balanced Portfolios and the Cash Reserve Portfolio of the Fund (the "Portfolios") and their future shareholders because it will
                  (i) offer investors an additional purchase option, thereby attracting investors and assets to the Fund to the benefit of the Fund and its shareholders; (ii) facilitate distribution of the Fund's shares; and (iii) place the Fund in a competitive position in relation to other mutual funds that have implemented or are seeking to implement similar distribution arrangements.




NOW, THEREFORE, be it

VOTED: That based upon the information presented to this Board of Directors, the Directors, including a majority of the non-interested Directors, hereby determine that the establishment of Class B Shares of the Fund is in the best interests of the Portfolios, the Fund and its shareholders;

FURTHER
VOTED: That, based on the information presented to this Meeting, the Board of Directors hereby determines that there are no conflicts of interest between the Class A and Class B Shares;

FURTHER
VOTED: That Class B Shares shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as shares of the Fund's other, existing Classes, except as provided in the Fund's Articles of Incorporation and as set forth below:

                  (1)The proceeds of the redemption of Class B Shares of the Fund (including a fractional Shares) shall be reduced by the amount of any applicable contingent deferred



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         sales charge payable on such redemption to the Fund's Distributor pursuant to the terms of the issuance of the Class B Shares (to the extent consistent with the Investment Company Act of 1940, or regulations thereunder) and the Fund shall promptly pay to the Distributor the amount of such contingent deferred sales charge;

                  (2)(a)Class B Shares of the Fund, other than Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares, based on the relative net asset value of each such class of Shares on the date that is the first Business Day (as defined in the Fund's prospectus and/or statement of additional information) of the month in which the seventh anniversary of the issuance of such Class B Shares occurred (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B Shares occurred or (ii) for Class B Shares obtained through an exchange, the date of issuance of the Class B Shares of another portfolio of the Fund that was sold subject to a contingent deferred sales charge, if such Shares were exchanged directly, or through a series of exchanges for the Fund's Class B Shares (the "Conversion Date");

                     (b)Each Class B Share of the Fund purchased through the reinvestment of a dividend or a distribution with respect to the Class B Shares and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the stock records of the Fund for each of the holders of record thereof. On any Conversion Date, a number of the Shares held in the sub-account of the holder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares. The number of Shares in the holder's sub-account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Conversion Date as the number of Shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares;

                     (c)The number of Class A Shares of the Fund into which a Class B Share is converted pursuant to paragraphs (2)(a) and (2)(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date; and

                     (d)On the Conversion Date, the Class B Shares converted into Class A Shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive dividends declared but unpaid as of the Conversion Date, which dividends, if received in the form of additional Class B Shares, will automatically be converted into Class A Shares).


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FURTHER
VOTED: That the holders of the Class B Shares of each Portfolio of the Fund shall vote separately with respect to the adoption or amendment of any distribution plan as to such Class. If a distribution plan is submitted for adoption or amendment to the shareholders of Class A Shares of any Portfolio of the Fund, then the Class B shareholders of such Portfolio shall have the right to vote, as a Class, on the approval of such matter unless Class B Shares are converted into a new class of Shares with terms identical to the prior terms of the Class A Shares.

VOTED: That the form of Distribution Plan for the Class B Shares presented to this meeting be, and the same hereby is, approved.

FURTHER
VOTED: That the Distribution Plan for the Class B Shares be submitted to the sole initial shareholder of Class B Shares of the Fund for approval following the initial issuance of Shares of such Class.

                          SALES CHARGE (Class B Shares)

VOTED: That, based on the information provided by the Distributor at this meeting, the Distributor be, and it hereby is, authorized to receive a sales charge on the redemption of Class B Shares of the Fund as set forth below:


                                                       Contingent Deferred
                           Year                           Sales Charge
                           Since                        as a % of Dollar
                           Purchase                    Subject to Charge
                           --------                    -----------------
                           Year 1                               5.00%
                           Year 2                               4.00%
                           Year 3                               3.00%
                           Year 4                               2.00%
                           Year 5                               1.00%
                           Year 6                               0.00%

                           Convert to A Shares Year 7


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FURTHER
VOTED: That, based on the information provided by the Distributor at this meeting, the Distributor is authorized to impose the sales charge sales charge specified above on all redemptions of Class B Shares of the Fund.


FURTHER
VOTED: That the Distributor may, upon proper notice, waive the imposition of the sales charge specified above for certain classes of shareholders as long as such waivers are appropriate and in the best interest of the Fund.

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